UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2010

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2010, SLM Corporation ("SLM") and its subsidiaries, SLM Education Credit Finance Corporation ("SLM ECFC"), Sallie Mae, Inc. and Bull Run 1 LLC (collectively, "Sallie Mae") acquired from Student Loan Corporation ("SLC") an interest in substantially all of the FFELP loan assets of SLC pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated September 17, 2010 by and among SLM, SLM ECFC, Sallie Mae, Inc., SLC, Citibank, N.A., ("Citibank"), Citibank (South Dakota) National Association, Student Loan Receivables I, Inc. (the "Depositor"), and SLC Conduit I LLC ("SLC Funding Note Issuer"). SLM expects the transaction to be immediately accretive. The aggregate purchase price was approximately $1.076 billion.

The assets purchased include the residual interest in 13 of SLC’s 14 FFELP loan securitizations (the "FFELP trusts") and SLC’s interest in SLC Funding Note Issuer, related to the U.S. Department of Education’s Straight-A Funding asset-backed commercial paper conduit. In the aggregate, SLM purchased an interest in approximately $27 billion in FFELP loans. Sallie Mae, Inc. will also become the subservicer and subadministrator of the assets in the FFELP trusts and in SLC Funding Note Issuer. Sallie Mae, Inc. contemplates converting all of the underlying loans to its servicing platform within the next 12 months.

The transaction is funded by a 5-year term loan provided by Citibank to Bull Run 1 LLC in an amount equal to the purchase price. The loan is secured by the purchased assets and guaranteed by SLM Corporation. The loan bears interest at a rate of LIBOR plus 4.50%, and is subject to scheduled quarterly payments of the lesser of (i) 2.5% of the original principal amount of the term loan or (ii) the residual cash flow derived from the assets securing the loan.

Contemporaneous with Sallie Mae’s purchase, SLC also consummated separate transactions with Citibank and Discover Financial Services. For details concerning those other transactions, please see SLC’s press release of January 3, 2011.

On January 3, 2011 Sallie Mae issued a press release announcing that it had consummated the transaction contemplated by the Asset Purchase Agreement and the other transaction documents. A copy of the press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

January 3, 2011	By:	/s/ John F. Remondi

Name: John F. Remondi
Title: Vice Chairman and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release